FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b)OR(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                      APPLE RESIDENTIAL INCOME TRUST, INC.
             (Exact name of registrant as specified in its charter)

       VIRGINIA                                       54-1816010
(State of incorporation                             (I.R.S Employer
or organization)                                    Identification No.)

306 EAST MAIN STREET
RICHMOND, VIRGINIA                                     23219
(Address of Principal                                 (Zip Code)
Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

                                      NONE

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ X ]

     Securities Act registration statement file number to which this form relates:

     ...N/A... (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                                  COMMON SHARES

                                (Title of Class)

================================================================================

     Item 1.  Description of Registrant's Securities to be Registered.
                  --------------------------------------------------------

         This Registration Statement pertains to Common Shares (the "Shares") issued by Apple Residential Income Trust, Inc. (the "Company"). A description of the Shares meeting the requirements of this item appears in the discussion under the heading "Description of Capital Stock," on pages 59 through 61 of the Company's Prospectus dated November 19, 1996 filed pursuant to Rule 424 (b)(3)under the Securities Act of 1993 on November 20,1996, relating to the Company's Registration Statement of Form S-11, File No. 333-10635, originally declared effective on November 19, 1996, which is incorporated herein by reference. All Shares currently issued and outstanding are in uncertificated form.




     Item 2.  Exhibits.
              ---------



Exhibit Number                              Description
--------------                             ------------

         1. Articles of Incorporation of Apple Residential Income Trust, Inc. (Incorporated by reference to Exhibit 3.1 filed in the Company's registration statement on Form S-11; File No. 333-10635).

         2. Articles of Amendment to the Articles of Incorporation of Apple Residential Income Trust, Inc. ( Incorporated by reference to Exhibit 3.3 filed in the Company's registration statement on Form S-11; File No. 333-10635).

         3. Articles of Amendment to the Articles of Incorporation of Apple Residential Income Trust, Inc. ( Incorporated by reference to Exhibit 3.4 filed in the Company's registration statement on Form S-11: File No. 333-10635).

         4. Amended and Restated Bylaws of Apple Residential Income Trust, Inc. ( Amended and Restated Through December 19,
                    1997). ( Incorporated by reference to Exhibit 3.5 filed in the Company's registration statement on Form S-11; File No. 333-10635).

                                    Signature
                                    ---------


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                 APPLE RESIDENTIAL INCOME TRUST, INC.

                                 By:
                                      /s/ Glade M. Knight
                                    --------------------------------------------
                                     Glade M. Knight, Chairman,
                                     Chief Executive Officer and President







Date:  April  3,   1998